UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland	0-21886	52-0812977
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BBSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)       On May 27, 2020, the stockholders of Barrett Business Services, Inc. (the "Company"), approved the 2020 Stock Incentive Plan (the “2020 Plan”)which had been adopted by the Board of Directors (the “Board”) of the Company on April 22, 2020. Under the 2020 Plan, the Company may grant awards to the Company’s employees, non-employee directors, and outside consultants. The 2020 Plan provides for grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares, restricted stock units, and performance shares. The Company may grant awards for up to 375,000 shares of the Company’s common stock under the 2020 Plan.

For more information regarding the 2020 Plan, please see the Company’s Proxy Statement filed with the Securities and Exchange Commission under cover of Schedule 14A on April 24, 2020, under the caption “Item 3 - Approval of 2020 Stock Incentive Plan.” The above description of the 2020 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2020 Plan, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 27, 2020, the stockholders of the Company approved an amendment to the Company's bylaws to provide stockholders with the ability to nominate individuals for election as directors using the Company’s proxy materials (the “Proxy Access Bylaw”), as described in more detail below. In addition, on May 27, 2020 the Board approved certain other amendments to the Company's bylaws (as amended, the “Amended Bylaws”). The principal changes effected by the Amended Bylaws are summarized below. Section references are to sections of the Amended Bylaws.

Proxy Access Bylaw

The Proxy Access Bylaw is a new Section 1.12 of Article I of the Amended Bylaws. The Proxy Access Bylaw permits a stockholder, or group of up to 20 stockholders, that has maintained continuous qualifying ownership of 3% or more of the outstanding shares of the Company’s common stock for at least the previous three years, to nominate and include up to a specified number of nominees for election as directors in the Company’s proxy materials relating to an annual meeting of stockholders; provided that the eligible stockholder or group of stockholders and nominee(s) satisfy all applicable requirements of the Amended Bylaws.

Amendment to Advance Notice Bylaw

Section 1.11 of Article I of the Amended Bylaws has been amended by the Board to revise provisions governing advance notice of nominations submitted by stockholders of individuals for election as directors and proposals submitted by stockholders for action at an annual meeting of stockholders to align with the Proxy Access Bylaw.

Delegation of Appointment of Certain Officers

Section 4.1 of Article IV has been amended by the Board to permit the Board to delegate authority to appoint certain officers to the Company’s Chief Executive Officer, as permitted by the Maryland General Corporation Law.

The foregoing summary of new or revised provisions of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws. A copy of the Amended Bylaws, marked to show the language that has been added or deleted, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held its annual meeting of stockholders on May 27, 2020 (the "Annual Meeting").

(b) The matters considered and voted on by the Company's stockholders at the Annual Meeting and the voting results were as follows:

Proposal 1. Eight directors were elected, each for a one-year term, by the votes indicated.

Nominee	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Thomas J. Carley	5,359,757	592,553	2,225	592,359
Thomas B. Cusick	5,798,213	154,097	2,225	592,359
Diane L. Dewbrey	5,818,107	134,803	1,625	592,359
James B. Hicks, Ph.D.	5,383,345	568,965	2,225	592,359
Jon L. Justesen	5,317,311	634,999	2,225	592,359
Gary E. Kramer	5,754,186	198,124	2,225	592,359
Anthony Meeker	5,440,840	511,470	2,225	592,359
Vincent P. Price	5,674,467	277,943	2,125	592,359

Proposal 2. Approval of Proxy Access Bylaw.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
5,944,356	6,635	3,629	592,274

Proposal 3. Approval of the Barrett Business Services, Inc. 2020 Stock Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
5,555,685	394,603	4,247	592,359

Proposal 4. Approval, by non-binding vote, of the compensation paid to the Company's named executive officers.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
5,543,063	273,656	137,816	592,359

Proposal 5. Ratification of the selection of Deloitte and Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.

Shares Voted For	Shares Voted Against	Abstentions
6,540,445	4,850	1,599

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

3.1	Bylaws of Barrett Business Services, Inc., as amended effective May 27, 2020 (marked to show revisions)

10.1	Barrett Business Services, Inc. 2020 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: June 2, 2020	By:	/s/ Anthony J. Harris
Anthony J. Harris
Executive Vice President and Chief Executive Officer